UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2006
Cooper Tire & Rubber Company

(Exact name of registrant as specified in its charter)

Delaware	01-04329	34-297750

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Lima Avenue, Findlay, Ohio	45840

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (419) 423-1321

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On May 2, 2006, the shareholders of Cooper Tire & Rubber Company (the “Company”) approved the 2006 Incentive Compensation Plan (the “Plan”), including performance goals listed in the Plan, at the Company’s Annual Meeting of Shareholders. The Plan replaces the 2001 Incentive Compensation Plan.
Subject to adjustment as provided by the Plan, a total of 5,000,000 shares of common stock, par value $1.00 per share, of the Company (“Common Stock”), are available for issuance under the Plan. The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) is authorized to make the following types of awards under the Plan to officers (including officers who are members of the Board) and other key employees of the Company or any of its subsidiaries: shares of Common Stock (including restricted shares), restricted stock units, stock options, performance units, dividend equivalents, performance shares and other awards. The Plan allows the Committee to grant annual and long-term performance cash and stock awards that meet the criteria for “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code.
The foregoing is a summary of the Plan and not a complete discussion thereof. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Plan, which is attached as Appendix A to the Company’s Proxy Statement filed with the Commission on March 21, 2006.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Number	Exhibit

10.1	2006 Incentive Compensation Plan (incorporated by reference to Appendix A to the Company’s Proxy Statement filed on March 21, 2006).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER TIRE & RUBBER COMPANY

By:	/s/ James E. Kline

Name: James E. Kline
Title: Vice President, General Counsel and Secretary
Dated: May 5, 2006

INDEX TO EXHIBITS

Number	Exhibit

10.1	2006 Incentive Compensation Plan (incorporated by reference to Appendix A to the Company’s Proxy Statement filed on March 21, 2006).

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